Ex-99.2 a)
                                                                       EXHIBIT I




                  Management's Assertion Concerning Compliance
                      with USAP Minimum Servicing Standards



March 2, 2004

As of and for the year ended December 31, 2003, the Mortgage division of Bank of America, N.A. (the "Company"), has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS ("USAP").

As of and for this same period, the Company has in effect a fidelity bond and errors and omissions policy in the amounts of $340,000,000 and $270,000,000, respectively.


/s/ Kevin M. Shannon                                    /s/ H. Randall Chestnut
------------------------                                -----------------------
Kevin M. Shannon                                        H. Randall Chestnut
President                                               Senior Vice President
Consumer Real Estate                                    Bank of America
Bank of America, N.A.

/s/ Aashish Kamat                                       /s/ Gary K. Bettin
------------------------                                -----------------------
Aashish Kamat                                           Gary K. Bettin
Senior Vice President and Managing Director             Senior Vice President
Bank of America, N.A.                                   and National Servicing
                                                        Executive Bank of
/s/ J. Marc Hanson                                      America, N.A.
------------------------
J. Marc Hanson
Senior Vice President
Bank of America, N.A.


Ex-99.2 b)

As of and for the year ended December 31, 2003, Cendant Mortgage Corporation (the Company) has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers. As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy in the amount of $140 million and $20 million, respectively.



Cendant Mortgage Corporation


/s/ Terence W. Edwards
-----------------------------
Terence W. Edwards
President and Chief Executive Officer


/s/ Mark Danahy
-----------------------------
Mark Danahy
Senior Vice President & Chief Financial Officer


/s/ Martin L. Foster
-----------------------------
Martin L. Foster
Senior Vice President - Loan Servicing


Ex-99.2 c)

CHASE MANHATTAN MORTGAGE CORPORATION
3415 Vision Drive
Columbus, OH 43219

                                                                       EXHIBIT I

Management's Assertion Concerning Compliance with USAP Minimum Servicing Standards


March 3, 2004

As of and for the year ended December 31, 2003, Chase Manhattan Mortgage Corporation and its subsidiaries (collectively, the "Group") have complied in all material respects with the minimum servicing standards (the "standards") set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP"). These standards are applicable only to Chase Manhattan Mortgage Corporation's prime and subprime mortgage portfolios.

As of and for this same period, the Group had in effect fidelity bond and errors and omissions policy in the amounts of $250,000,000 and $25,000,000 respectively.

/s/ Steve Rotella                   /s/ Terry L. Gentry
-----------------                   -------------------
Steve Rotella                       Terry L. Gentry
Chief Executive Officer             Senior Vice President of Servicing



/s/ Lucy Gambino
----------------
Lucy Gambino
Vice President of Risk Management

Ex-99.2 d)

Citimortgage                                              CitiMortgage, Inc.
                                                       1000 Technology Drive
                                                            Mail Station 822
                                                    O'Fallon, Missouri 63304



                              MANAGEMENT ASSERTION

As of and for the year ended December 31, 2003, CitiMortgage, Inc. and subsidiaries and CitiMortgage Asset Management, Inc. (collectively referred to as the Company) has complied, in all material respects, with the minimum servicing standards set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION FOR MORTGAGE BANKERS. As of and for this same period, the Company had in effect a fidelity bond policy of $200 million and errors and omissions policy in the amount of $75 million.



Very truly yours,

By:      /s/ David Schneider
         -----------------------------------------------------------------------
         David Schneider, President & Chief Operating Officer, CitiMortgage,
         Inc.



By:      /s/ Bill Beckman
         -----------------------------------------------------------------------
         Bill Beckmann, President, Citigroup Real Estate Servicing And
         Technology



By:      /s/ Paul Ince
         -----------------------------------------------------------------------
         Paul Ince, Chief Financial Officer, CitiMortgage, Inc.


March 5, 2004

Ex-99.2 e)

                      Management's Assertion on Compliance
            with the Specified Minimum Servicing Standards Set Forth
         in the UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS

                              Report of Management

We, as members of management of Dovenmuehle Mortgage, Inc. (DMI), are responsible for complying with the servicing standards identified in the attached Exhibit A (the "specified minimum servicing standards") as set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS (USAP). We are also responsible for establishing and maintaining effective internal control over compliance with these specified minimum servicing standards. We have performed an evaluation of the DMI's compliance with the specified minimum servicing standards as of December 31, 2003 and for the year then ended. Based on this evaluation, we assert that during the year ended December 31, 2003, DMI complied, in all material respects, with the specified minimum servicing standards, except for the minimum servicing standard item I (2), because DMI is not normally obligated to advance funds in cases where there is an overdraft in an investor's or a mortgagor's account. This is normally the obligation of the owner of the servicing rights or the master servicer.

As of December 31, 2003 and for the year then ended, DMI had in effect a fidelity bond and an errors and omissions policy in the amount of $35,000,000.



                                              /s/ William A. Mynatt, Jr.
                                              --------------------------
                                              William A. Mynatt, Jr.
                                              President and CEO



                                              /s/ Glen Braun
                                              --------------------------
                                              Glen Braun
                                              Senior Vice President and CFO



March 15, 2004

Ex-99.2 f)

EVERHome
MORTGAGE COMPANY


As of and for the year ended December 31, 2003. EverHome Mortgage Company (formerly Alliance Mortgage Company) has complied in all material respects with the minimum standards set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS. As of and for this same period, EverHome Mortgage Company had in effect a fidelity bond and an errors and omissions policy in the amount of $17 million, respectively.



/s/ Gary Meeks                              2/25/04
----------------------                      --------------
Gary A. Meeks                               Date
President & COO

/s/ W. Blake Wilson                         2/25/04
----------------------                      --------------
W. Blake Wilson Date
Executive Vice President & CFO


Ex-99.2 g)

                                                                       EXHIBIT 1

                  MANAGEMENT'S ASSERTION CONCERNING COMPLIANCE
                      WITH USAP MINIMUM SERVICING STANDARDS

March 19, 2004

As of and far the year ended December 31, 2003, GMAC Mortgage Corporation and its subsidiaries (the "Company") have complied in all material respects with the minimum servicing standards (the "Standards") set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP").

As of and for this same period, the Company had in effect fidelity bond and errors and omissions policies in the amounts of $125,040,000 and $100,000,000, respectively.


/s/ David Applegate
-------------------
David Applegate
Chief Executive Officer
GMAC Residential Holding Corp

/s/ Ralph Hall
--------------
Ralph Hall
Chief Executive Officer
GMAC Residential Holding Corp


Ex-99.2 h)

                                                               WASHINGTON MUTUAL



MANAGEMENT'S ASSERTION

As of and for the year ended December 31, 2003, Washington Mutual Bank, FA and Subsidiaries (the Company) has complied, in all material respects, with the Company's established minimum servicing standards for single family residential mortgages as set forth in Appendix I (the Standards). The Standards are based on the Mortgage Banker's Association of America's Uniform Single Attestation Program for Mortgage Bankers. As of and for this same period, the Company had in effect a fidelity bond in the amount of $110 million, and errors and omissions policy in the amount of $20 million.



/s/ Deanna Oppenheimer
----------------------
Deanna Oppenheimer
President
Consumer Group

/s/ Dyan Betto
--------------
Dyan Betto
Executive Vice President
Home Loans Service Delivery - Consumer Group

/s/ Anthony T. Meola
--------------------
Anthony T. Meola
Executive Vice President
Home Loans Production - Consumer Group



February 16, 2004

                                                               WASHINGTON MUTUAL


WASHINGTON MUTUAL BANK, FA AND SUBSIDIARIES

APPENDIX I: MINIMUM SERVICING STANDARDS FOR SINGLE FAMILY RESIDENTIAL MORTGAGES AS SET FORTH IN THE MORTGAGE BANKERS ASSOCIATION OF AMERICA'S UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS



I.       CUSTODIAL BANK ACCOUNTS

         A. RECONCILIATIONS SHALL BE PREPARED ON A MONTHLY BASIS FOR ALL CUSTODIAL BANK ACCOUNTS AND RELATED BANK CLEARING ACCOUNTS. THESE
RECONCILIATIONS SHALL:

o        be mathematically accurate;

o        be prepared within forty-five (45) calendar days after the cutoff date;

o be reviewed and approved by someone other than the person who prepared the reconciliation; and

o document explanations for reconciling items, These reconciling items shall be resolved within ninety (90) calendar days of their original identification.

         B. FUNDS OF THE SERVICING ENTITY SHALL BE ADVANCED IN CASES WHERE THERE IS AN OVERDRAFT IN AN INVESTOR'S OR A MORTGAGOR'S ACCOUNT.

         C. EACH CUSTODIAL ACCOUNT SHALL BE MAINTAINED AT A FEDERALLY INSURED DEPOSITORY INSTITUTION IN TRUST FOR THE APPLICABLE INVESTOR.

         D. ESCROW FUNDS HELD IN TRUST FOR A MORTGAGOR SHALL BE RETURNED TO THE MORTGAGOR WITHIN THIRTY (30) CALENDAR DAYS OF PAYOFF OF THE MORTGAGE LOAN.

II. MORTGAGE PAYMENTS

         A. MORTGAGE PAYMENTS SHALL BE DEPOSITED INTO THE CUSTODIAL BANK ACCOUNTS AND RELATED BANK CLEARING ACCOUNTS WITHIN TWO BUSINESS DAYS OF RECEIPT.

         B. MORTGAGE PAYMENTS MADE IN ACCORDANCE WITH THE MORTGAGOR'S LOAN DOCUMENTS SHALL BE POSTED TO THE APPLICABLE MORTGAGOR RECORDS WITHIN TWO BUSINESS DAYS OF RECEIPT.

         C. MORTGAGE PAYMENTS SHALL BE ALLOCATED TO PRINCIPAL, INTEREST, INSURANCE, TAXES, OR OTHER ESCROW ITEMS IN ACCORDANCE WITH THE MORTGAGOR'S LOAN DOCUMENTS.

         D. MORTGAGE PAYMENTS IDENTIFIED AS LOAN PAYOFFS SHALL BE ALLOCATED IN ACCORDANCE WITH THE MORTGAGOR'S LOAN DOCUMENTS.

III. DISBURSEMENTS

         A. DISBURSEMENTS MADE VIA WIRE TRANSFER ON BEHALF OF A MORTGAGOR OR INVESTOR SHALL BE MADE ONLY BY AUTHORIZED PERSONNEL.

         B. DISBURSEMENTS MADE ON BEHALF OF A MORTGAGOR OR INVESTOR SHALL BE POSTED WITHIN TWO BUSINESS DAYS TO THE MORTGAGOR'S OR INVESTOR'S RECORDS MAINTAINED BY THE SERVICING ENTITY.

         C. TAX AND INSURANCE PAYMENTS SHALL BE MADE ON OR BEFORE THE PENALTY OR INSURANCE POLICY EXPIRATION DATES, AS INDICATED ON TAX BILLS AND INSURANCE PREMIUM NOTICES, RESPECTIVELY, PROVIDED THAT SUCH SUPPORT HAS BEEN RECEIVED BY THE SERVICING ENTITY AT LEAST THIRTY (30) CALENDAR DAYS PRIOR TO THESE DATES.

         D. ANY LATE PAYMENT PENALTIES PAID IN CONJUNCTION WITH THE PAYMENT OF ANY TAX BILL OR INSURANCE PREMIUM NOTICE SHALL BE PAID FROM THE SERVICING ENTITY'S FUNDS AND NOT CHARGED TO THE MORTGAGOR, UNLESS THE LATE PAYMENT WAS DUE TO THE MORTGAGOR'S ERROR OR OMISSION.

         E. AMOUNTS REMITTED TO INVESTORS PER THE SERVICER'S INVESTOR REPORTS SHALL AGREE WITH CANCELLED CHECKS OR OTHER FORM OF PAYMENT OR CUSTODIAL BANK STATEMENTS.

         F. UNUSED CHECKS SHALL BE SAFEGUARDED SO AS TO PREVENT UNAUTHORIZED ACCESS.

IV. INVESTOR ACCOUNTING AND REPORTING

         A. THE SERVICING ENTITY'S INVESTOR REPORTS SHALL AGREE WITH, OR RECONCILE TO, INVESTORS' RECORDS ON A MONTHLY BASIS AS TO THE TOTAL UNPAID PRINCIPAL BALANCE AND NUMBER OF LOANS SERVICED BY THE SERVICING ENTITY.

V. MORTGAGOR LOAN ACCOUNTING

         A. THE SERVICING ENTITY'S MORTGAGE LOAN RECORDS SHALL AGREE WITH, OR RECONCILE TO, THE RECORDS OF MORTGAGORS WITH RESPECT TO THE UNPAID PRINCIPAL BALANCE ON A MONTHLY BASIS.

         B. ADJUSTMENTS ON ARM LOANS SHALL BE COMPUTED BASED ON THE RELATED MORTGAGE NOTE AND ANY ARM RIDER.

         C. ESCROW ACCOUNTS SHALL BE ANALYZED, IN ACCORDANCE WITH THE MORTGAGOR'S LOAN DOCUMENTS, ON AT LEAST AN ANNUAL BASIS.

         D. INTEREST ON ESCROW ACCOUNTS SHALL BE PAID, OR CREDITED, TO MORTGAGORS IN ACCORDANCE WITH THE APPLICABLE STATE LAWS.

VI. DELINQUENCIES

         A. RECORDS DOCUMENTING COLLECTION EFFORTS SHALL BE MAINTAINED DURING THE PERIOD A LOAN IS IN DEFAULT AND SHALL BE UPDATED AT LEAST MONTHLY. SUCH RECORDS SHALL DESCRIBE THE ENTITY'S ACTIVITIES IN MONITORING DELINQUENT LOANS, INCLUDING, FOR EXAMPLE, PHONE CALLS, LETTERS, AND MORTGAGE PAYMENT RESCHEDULING PLANS IN CASES WHERE THE DELINQUENCY IS DEEMED TEMPORARY (E.G., ILLNESS OR UNEMPLOYMENT).

VII. INSURANCE POLICIES

         A. A FIDELITY BOND AND ERRORS AND OMISSIONS POLICY SHALL BE IN EFFECT ON THE SERVICING ENTITY THROUGHOUT THE REPORTING PERIOD IN THE AMOUNT OF COVERAGE REPRESENTED TO INVESTORS IN MANAGEMENT'S ASSERTION.

Ex-99.2 i)

WELLS HOME
FARGO MORTGAGE


                              Management Assertion
                              --------------------


As of and for the year ended December 31, 2003, Wells Fargo Home Mortgage, Inc. has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS. As of and for this same period, Wells Fargo Home Mortgage, Inc. had in effect a fidelity bond along with an errors and omissions policy in the amounts of $100 million and $20 million, respectively.



/s/ Pete Wissinger                                   February 25, 2004
------------------                                   -----------------
Pete Wissinger
CHIEF EXECUTIVE OFFICER

/s/ Michael J. Held                                  February 25, 2004
-------------------                                  -----------------
Michael J. Held
CHIEF FINANCIAL OFFICER
EXECUTIVE VICE PRESIDENT



/s/ Michael Lepore                                   February 25, 2004
------------------                                   -----------------
Michael Lepore
EXECUTIVE VICE PRESIDENT
LOAN SERVICING



/s/ Robert Caruso                                    February 25, 2004
-----------------                                    -----------------
Robert Caruso
EXECUTIVE VICE PRESIDENT
SERVICING OPERATIONS